EXHIBIT 10.34
Combined Amendment No. 1
To
Amended and Restated
Brokerage Business
Quota Share Reinsurance Agreement
Between
Tower Insurance Company of New York, Tower National Insurance Company
and CastlePoint Reinsurance Company, Ltd.
This is Combined Amendment Number 1 (this “Combined Amendment”), to the Amended and Restated Brokerage Business Quota Share Reinsurance Agreement (“Agreement”), dated August 30, 2006, by and among Tower Insurance Company of New York and Tower National Insurance Company (collectively the “Company”) and CastlePoint Reinsurance Company, Ltd. (“Reinsurer”), effective as of April 1, 2006. This Combined Amendment incorporates the terms of Amendments Number 1, 2, 3, and 4 to the Agreement into a single document that targets the specific changes to the Agreement as of the dates set forth below.
1. RECITALS
a.	The parties entered into the Agreement effective as of April 1, 2006, whereby the Reinsurer agreed to reinsure Brokerage Business written by the Company subject to the terms and conditions as set forth in the Agreement.

b.	The parties now desire to further amend the Agreement in accordance with paragraph B of Article XXIV of the Agreement.
Now therefore, in consideration of the foregoing, of the mutual covenants and undertakings as set forth below, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:
2. AMENDMENT
     a. Effective April 1, 2007, the parties to the Agreement shall be:
“TOWER INSURANCE COMPANY OF NEW YORK and TOWER NATIONAL INSURANCE COMPANY (referred to as the “Company”); and CASTLEPOINT REINSURANCE COMPANY, LTD. and CASTLEPOINT INSURANCE COMPANY (referred to as the “Reinsurer”).”
     b. Effective April 10, 2007 (the date of the acquisition of the Preserver Companies by Tower Group, Inc,) the parties to the Agreement shall be:
“TOWER INSURANCE COMPANY OF NEW YORK, TOWER NATIONAL INSURANCE COMPANY, PRESERVER INSURANCE COMPANY, NORTH EAST INSURANCE COMPANY, and MOUNTAIN VALLEY INDEMNITY COMPANY (referred to as the “Company”); and CASTLEPOINT REINSURANCE

COMPANY, LTD. and CASTLEPOINT INSURANCE COMPANY (referred to as the “Reinsurer”).”
     c. (i) Effective January 1, 2007, the first sentence of paragraph A, ARTICLE III, COMMENCEMENT AND TERMINATION shall, read:
“This Agreement is effective 12:01 a.m., Eastern Standard Time, April 1, 2006 (the Effective Date”) and shall have a term of four (4) years.”
          (ii) Effective July 1, 2007, the following new paragraph H shall be added to ARTICLE III COMMENCEMENT AND TERMINATION:
“H. This Agreement may be amended, modified or assigned only if in writing and signed by all parties to this Agreement. No Assignments, Amendments, Modification and Termination shall be effective as to Preserver Insurance Company unless such is (i) filed with the New Jersey Department of Banking and Insurance (“NJDOBI”) at least thirty (30) days prior to the proposed effective date, (ii) not disapproved by the NJDOBI, (iii) made in writing, and (iv) signed by the parties hereto. All amendments to this Agreement shall be submitted to the New York Insurance Department for prior approval pursuant to Section 1505(d)(2) of the New York Insurance Law.”
     d. Effective April 1, 2006, ARTICLE V, EXCLUSIONS, paragraph K is revised to read as follows:
“K. Pollution loss or liability excluded by the provisions of the applicable ISO Pollution Exclusionary language drafted by the Company in use at the time the policy involved is written or renewed and where available per filed rule and not precluded by regulatory constraint. Further, the Reinsurers agree that this exclusion shall not apply in any case where the Company has included such language in an original policy and/or as an endorsement to an original policy but has sustained a loss as a result of such exclusionary language being declared invalid or inapplicable by a court of law.”
     e. Effective January 1, 2007, ARTICLE VI, REINSURANCE COVERAGE is amended, as follows:
(i) A new paragraph B is added to read as follows:
“Effective January 1, 2007, the Company may, in its sole discretion, change the quota share participation of the Reinsurer, from time to time, as of any six month anniversary date of the effective date of this Agreement upon not less than thirty (30) days prior written notice to the Reinsurer, unless such notice is waived by the Reinsurer, and provided, however, that the Company and the Reinsurer may agree to change the Reinsurer’s quota share participation as of any calendar quarter, with all such changes being affixed to the Agreement; provided further, however, that the quota share participation of the Reinsurer shall at all times during the term of this Agreement be a minimum of 15% and a maximum of 50%. Notwithstanding the foregoing, if the Company writes business of the type that it has historically not written or writes more than 25% of its gross written premiums outside the state of New York in any 12 month period ending on the anniversary date of this Agreement, then the Reinsurer has the right to refuse to reinsure such business that the Company has not historically written and such excess business written outside the State of New York.”

(ii) Effective January 1, 2007, existing paragraph B is renumbered as paragraph C.
     f. Effective July 1, 2007, paragraph C of Article XIX INSOLVENCY shall be deleted in its entirety and replaced as follows:
“C. In the event of the insolvency of the Company, the liquidator, receiver, conservator or statutory successor of the Company shall give or arrange to give to the Reinsurer, written notice of the pendency of a claim against the ceding insurer, within a reasonable period of time after the initiation of the receivership, or after such claim is filed in the insolvency proceeding. Failure to give such notice shall not excuse the obligation of the Reinsurer unless it is substantially prejudiced thereby. During the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses which it may deem available to the Company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable subject to court approval against the insolvent Company as part of the expense of liquidation to the extend of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.”
     g. Effective July 1, 2007, the following new paragraphs L and M shall be added to ARTICLE XXXIV MISCELLANEOUS, to read as follows:
“L. This Agreement shall at all times be in full compliance with the applicable provisions of N.J.A.C 11:2-28 of the State of New Jersey and similar credit for reinsurance provisions of the state of domicile of each Company.”
“M. Each Company agrees to indemnify and hold the other parties, their directors, officers, and employees harmless against all liability including but not limited to damages, losses, demands, actions, proceedings, liabilities, judgments, fines, penalties and reasonable costs and expenses of whatsoever kind including but not limited to fees and disbursements of counsel, which each party is or may be held liable to pay arising out of any act or omission of other parties, their directors, officers, employees or other representatives or resulting from any breach of the obligations of this Agreement.”
3. MISCELLANEOUS
     a. Except as specifically set forth in this Amendment, the Agreement shall remain in full force and effect without modification thereto.
     b. This Amendment may be executed by the parties hereto in any number of counterparts, and by each of the parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
     c. This Amendment and all actions arising out of or in connection with this Amendment shall be governed by and construed according to the laws of the State of New York, exclusive of the rules with respect to conflict of laws.

IN WITNESS WHEREOF, the Company and the Reinsurer have caused this Agreement to be executed.

TOWER INSURANCE COMPANY OF NEW YORK (on behalf of itself and its pooling partners: TOWER NATIONAL INSURANCE COMPANY,
PRESERVER INSURANCE COMPANY, NORTH EAST INSURANCE COMPANY and MOUNTAIN VALLEY INDEMNITY COMPANY)

By:	/s/ Francis M. Colalucci
	Name:	Francis M. Colalucci
	Title:	SVP, CFO & Treasurer
	Date:	7/1/08

CASTLEPOINT REINSURANCE COMPANY, LTD
By:	/s/ Joseph P. Beitz
	Name:	Joseph P. Beitz
	Title:	President
	Date:	6/09/08

CASTLEPOINT INSURANCE COMPANY
By:	/s/ Robert W. Hedges
	Name:	Robert W. Hedges
	Title:	Managing Vice President
	Date:	06/09/08